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                                                                   Exhibit 10.12

                           TAX SEPARATION AGREEMENT

     This Tax Separation Agreement (this "Agreement") is made and entered into
                                          ---------
as of this first day of October 1999, by Spider Technologies, Inc., a Delaware corporation ("Spider"), and Intek Information, Inc., a Delaware corporation
              ------
("Intek"), to allocate certain tax benefits and burdens realized by each of
  -----
them.

                                   Recitals

     1. The parties have entered into that certain Contribution Agreement of even date herewith (the "Contribution Agreement"), pursuant to which
                                   ----------------------
          Intek will contribute certain assets to Spider in exchange for all of its capital stock (the "Contribution").
                                  ------------

     2. The parties contemplate that Intek will distribute all or substantially all of the Spider stock to Intek's stockholders (the "Distribution") effective as of November 5, 1999 (the "Distribution
           ------------                                          ------------
           Date").

     3. Intek has incurred and will incur certain expenses related to (i) the organization of Spider, (ii) the transfer of assets to Spider, and
          (iii) the Distribution.

     4. For the period after the Contribution through and including the Distribution Date, Spider will be a member of the Intek Group and its income or loss will be included on the Intek Group's Consolidated Tax Period federal income tax returns and the Intek Group's Consolidated State or Local Income Tax Returns.

     5. The parties wish to allocate the tax benefits and burdens of their operations before and after the Contribution and Distribution.

                                  Definitions

     "Code" means the Internal Revenue Code of 1986, as amended and in effect
      ----
from time to time.

     "Consolidated State or Local Income Tax Returns" means consolidated,
      ----------------------------------------------
unitary, or combined state or local income, franchise, single business, gross receipts, or other state or local Tax Returns, based or measured in whole or in part by reference to gross receipts, gross income, or net income, and means consolidated, unitary or combined capital or net worth Tax Returns. Tax returns with respect to telecommunications, gross receipts transactional taxes and sales and use taxes or other similar types of transactional taxes shall not be considered "Consolidated State or Local Income Tax Returns" for purposes of this Agreement.

     "Consolidated Tax Period" means any tax period of the Intek Group during
      -----------------------
which Spider is a member of the Intek Group.
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     "Final Determination" has the same meaning as the definition of
      -------------------
"determination" set forth in Section 1313(a) of the Code or similar provisions of State law.

     "Intek Group" means Intek and all corporations which, from time to time,
      -----------
join with Intek in filing a consolidated federal or consolidated state or local income tax return with Intek as the common parent of such group.

     "Post-Distribution Consolidated Tax Period" means, with respect to the
      -----------------------------------------
Consolidated Tax Period including the Distribution, the portion of such Consolidated Tax Period which does not include the Pre-Distribution Consolidated Tax Period.

     "Post-Distribution Period" means, with respect to any taxable period
      ------------------------
including the Distribution, the portion of such taxable period which does not include the Pre-Distribution Period.

     "Pre-Distribution Consolidated Tax Period" means the portion of the
      ----------------------------------------
Consolidated Tax Period including the Distribution which begins on the first day of such Consolidated Tax Period and ends on the Distribution Date.

     "Pre-Distribution Period" means the portion of a taxable period including
      -----------------------
the Distribution which begins on the first day of such taxable period and ends on the Distribution Date.

     "Regulations" means the regulations promulgated under the Code, as in
      -----------
effect from time to time.

     "Separate Return Tax Period" means any tax period of Spider not included in
      --------------------------
a Consolidated Tax Period.

     "Separate Spider Tax Liability"  means the hypothetical federal income tax
      -----------------------------
liability or the hypothetical state income, franchise or other income-based tax liability of Spider for a Consolidated Tax Period, determined as of the end of such Consolidated Tax Period in accordance with Section 1.1502-1, et. seq. of the Regulations or in accordance with State law and State regulations, as if Spider were filing a separate federal and state income-based Tax Returns, provided however, that for the Consolidated Tax Period including the
-------- -------
Distribution, the Separate Spider Tax Liability shall be determined pursuant to
Section 10 hereof.

     "Tax" or "Taxes" means any (A) federal, state, local or foreign income,
      ---      -----
gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or
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required to be included) in any Tax Return relating thereto); and (C) liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person.

     "Tax Returns" means returns, declarations, reports, claims for refund,
      -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                                   Agreement

     1.   Post-Distribution Periods of Spider.  Except as otherwise specifically
          -----------------------------------
provided herein, (i) Spider shall not be required to make any payment to the Intek Group in connection with the liability of the Intek Group for Taxes for any period or portion thereof beginning after the Distribution Date, and (ii) Spider shall defend and indemnify the Intek Group against and hold the Intek Group harmless from, any liability of Spider for Taxes for any period or portion thereof beginning after the Distribution Date.

     2.   Post-Distribution Periods of Intek Group.  Except as otherwise
          ----------------------------------------
specifically provided herein, (i) the Intek Group shall not be required to make any payment to Spider in connection with Spider's liability for Taxes for any period or portion thereof beginning after the Distribution Date, and (ii) the Intek Group shall defend and indemnify Spider against and hold Spider harmless from, any liability of the Intek Group for Taxes for any period or portion thereof beginning after the Distribution Date.

     3.   Pre-Distribution Periods of Intek Group.  Except as otherwise provided
          ---------------------------------------
herein and in the Regulations and state and local tax laws, (i) the Intek Group will bear all Taxes, expenses and costs of any claims by taxing authorities, and receive all Tax refunds and benefits, relating to the business and assets of Spider attributable to all periods or portions thereof ending on or before the Distribution Date and (ii) the Intek Group shall defend and indemnify Spider against and hold Spider harmless from, any liability for Taxes for any period or portion thereof ending on or before the Distribution Date. Except for the Tax attributes specific to and inherent in the assets contributed to Spider in the Contribution, no Tax attributes of Intek shall be transferred to Spider in connection with the Contribution.

     4.   Payment of Separate Spider Tax Liability.  Not later than the due date
          ----------------------------------------
(including extensions) for filing the Intek Group consolidated federal income tax return or Consolidated State or Local Income Tax Returns for any Consolidated Tax Period, Spider shall pay to Intek the Separate Spider Tax Liability (if any) for such Consolidated Tax Period. If any item of income, gain, loss, expense, deduction or credit that enters into the computation of the Separate Spider Tax Liability is changed or adjusted by the Internal Revenue Service or by a state or locality, and such change or adjustment is part of a Final Determination, Spider shall make such payments to Intek, or Intek shall

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make such payments to Spider as may be necessary to adjust the payment that would have been made pursuant to the first sentence of this Section 4. A payment required pursuant to the immediately preceding sentence shall be due and payable twenty (20) calendar days following the date that one party gives notice to the other party that a payment is due.

     5.   Carryback of Items From Separate Return Tax Periods.
          ---------------------------------------------------

          5.1 With respect to carrybacks by Spider of net operating losses, net capital losses, unused tax credits and other deductible or creditable tax attributes to a Consolidated Tax Period from a Separate Return Tax Period which would be permitted under the Code and the Regulations (or State law) based on the Consolidated Tax Period income tax returns actually filed, and taking into consideration the separate return limitation year rules, whenever permitted to do so by the Code, the Regulations or State law, Spider shall elect to relinquish any carryback period which would include any Consolidated Tax Period. In cases where Spider cannot relinquish the carryback period, or if the parties otherwise agree, Intek shall cooperate with Spider in seeking tax refunds from the appropriate taxing authority, at Spider's expense, and Spider shall be entitled to such refund, including interest paid by the taxing authority in connection with such refund; provided however, that Spider shall indemnify and
                             -------- -------
hold Intek harmless from and against any and all collateral tax consequences arising from or caused by the carryback of deductible or creditable tax attributes by Spider from a Separate Return Tax Period to a Consolidated Tax Period, including, but not limited to tax attributes of Intek that expire unused (including tax attributes that expire during a tax period subsequent to the tax period during which the Spider tax attribute carried back was generated) and which would have been used but for Spider's carryback. The amount of such indemnity shall be limited to the actual tax benefit to which the Intek Group would have been entitled in the absence of the carryback of the deductible or creditable tax attribute of Spider. Intek shall only be entitled to indemnification under this Section 5 if Intek has used its reasonable best efforts to avoid such collateral tax consequence.

          5.2 In the event that (i) Spider has filed a refund claim with a taxing authority for a Consolidated Tax Period as contemplated by this Section 5, (ii) the refund claim has been allowed, and (iii) the taxing authority has applied the refund to an amount owed by Intek, then Intek shall pay Spider the amount of the refund, including the amount of interest that would otherwise have been paid by the taxing authority to Spider.

     6.   Periodic Taxes.  In the case of any Taxes that are imposed on a
          --------------
periodic basis and are payable for a taxable period that includes (but does not end on) the Distribution Date ("Periodic Taxes"), Intek shall bear the portion
                                --------------
of such Periodic Taxes which relates to the portion of such taxable period ending on the Distribution Date (hereinafter, "Pre-Distribution Taxes"). Spider
                                               ----------------------
shall be responsible for the portion of such Periodic Taxes which Intek does not bear pursuant to the preceding sentence. For purposes of this paragraph (e), Pre-Distribution Taxes shall (x) in the case of any Periodic Taxes other than Periodic Taxes based upon or related to income or receipts, be deemed to be the amount of such Periodic Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Distribution Date

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and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Periodic tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Distribution Date. For purposes of this paragraph, in the case of any Tax credit relating to a taxable period that begins before and ends after the Distribution Date, the portion of such tax credit which relates to the portion of such taxable period ending on the Distribution Date shall be the amount which bears the same relationship to the total amount of such tax credit as the amount of Pre-Distribution Taxes bears to the total amount of taxes for such taxable period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with Intek's prior practice.

     7.   Organizational Expenses.  Expenses related to the organization of
          -----------------------
Spider (whether or not amortizable under Code Section 248) which are paid by Intek (whether before or after the Distribution Date) shall be treated by both parties as a contribution to the capital of Spider by Intek and shall not be reimbursed by Spider. To the extent such expenses are amortizable in accordance with Code Section 248, Spider shall be entitled to elect to amortize such expenses in its discretion.

     8.   Asset Transfer Fees.  Non-Tax expenses related to the transfer of
          -------------------
assets by Intek to Spider (including, without limitation, transfer-related attorneys' fees, accounting fees, and valuation expenses) which are paid by Intek shall be added to the tax basis of the related assets (thereby increasing the amount deemed contributed by Intek to the capital of Spider) and shall not be reimbursed by Spider.

     9.   Transfer Taxes.  Intek shall pay all transfer, documentary, sales,
          --------------
use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the Distribution and Intek will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Spider will join in the execution of any such Tax Returns and other documentation.

     10.  Ratable Allocation of Final Consolidated Tax Period Items.  For the
          ---------------------------------------------------------
Consolidated Tax Period that includes the Distribution, each party agrees to make the election under Regulations Section 1.1502-76(b)(2)(ii)(D) to ratably allocate items of Spider's taxable income, gain, loss, deduction and credit between the Pre-Distribution Consolidated Tax Period and the Post-Distribution Consolidated Tax Period in accordance with Regulations Section 1.1502-76(b)(2)(ii).

     11.  Pre-Distribution Tax Elections.  With respect to all Consolidated Tax
          ------------------------------
Periods, all elections that are available to the Intek Group under the Regulations relating to the filing of consolidated federal income tax returns or Consolidated State and Local Income Tax Returns shall be made by Intek in its sole discretion. All tax return filing positions for all Consolidated Tax Periods shall be made by Intek in its sole discretion.

     12.  Post-Distribution Tax Elections.  With respect to Tax periods
          -------------------------------
beginning after the Distribution Date, and except as otherwise provided herein, each party shall be entitled to make all

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available Tax elections with respect to it and its assets and business which it, in its discretion, deems necessary and appropriate after the Distribution Date, provided that such election is in accordance with the Code, Regulations and State tax laws.

     13.  Cooperation With Respect to Tax Matters.  Each party shall cooperate
          ---------------------------------------
fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each party agrees (A) to retain all books and records with respect to tax matters pertinent to the Intek Group relating to any taxable period beginning before the Distribution Date until the expiration of the statute of limitations and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Intek so requests, Spider shall allow Intek to take possession of such books and records.

     14.  Interest.  If any payment required by this Agreement is not timely
          --------
made, interest shall be payable on the unpaid amount at a rate per annum equal to the base rate established from time to time by Citibank, N.A., or a comparable institution mutually selected by Intek and Spider, plus three percent (3%), but in no event to exceed the maximum rate of interest allowed by applicable law.

     15.  Governmental Certificates.  Each party further agrees, upon request,
          -------------------------
to use its best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed on either of them (including, but not limited to, with respect to the transactions contemplated hereby).

     16.  Confidentiality.  Any information obtained by either party under this
          ---------------
Agreement shall be kept confidential, except as may be necessary in connection with the filing of Tax Returns or claims for refund or in connection with an audit, dispute, proceeding, suit or action concerning any issues or matters addressed in this Agreement, or unless a party is compelled to disclose information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law. In the event that either party has received a subpoena or other demand for disclosure of any information of the other party obtained under this Agreement, such party shall provide immediate notice to the other party of such demand and give the other party a reasonable opportunity to intervene in opposition to such subpoena or demand at the other party's own expense.

     17.  Transfer Pricing Adjustments.  If, in connection with any transaction
          ----------------------------
between the parties after the Distribution Date, the tax liability of a party hereto (the "Adjusted Party") is increased pursuant to an adjustment (an
             --------------
"Adjustment") under Section 482 of the Code, the other party (the "Other Party")
 ----------                                                        -----------
shall pay to the Adjusted Party an amount equal to the Correlative Tax Benefit of the Other Party, provided however, that the Other Party shall have no obligation to pay any amount to the Adjusted Party until such time as the Correlative Tax Benefit produces a

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recognized tax savings for the Other Party by reducing the Other Party's liability for a specific amount of tax currently due and payable. The Other Party's "Correlative Tax Benefit" means the actual dollar value of any
         -----------------------
reduction in income tax currently due and payable by the Other Party resulting directly from any deduction, credit or decrease in the taxable income of the Other Party attributable to a correlative adjustment under Code Section 482 made in connection with the Adjustment.

     18.  Miscellaneous.
          -------------

          18.1.  Entire Agreement.  This Agreement and the other writings
                 ----------------
referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          18.2.  Waiver and Modification.  An extension, amendment,
                 -----------------------
modification, cancellation, or termination of this Agreement will be valid and effective only if it is in writing and signed by each party to this Agreement. In addition, a waiver of any duty, obligation, or responsibility of a party under this Agreement will be valid and effective only if it is evidenced by writing signed by, or on behalf of, the party against whom the waiver or discharge is sought to be enforced. The waiver by either party of a breach of a provision of this Agreement will not constitute as waiver of a succeeding breach of the provision or a waiver of the provision itself.

          18.3.  Notices.   All notices, requests, consents and other
                 -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or in a counterpart hereto (as the case may be) or such other address as may hereafter be designated in writing by such party to the other parties:

                 if to Intek, to:

                 Intek Information, Inc.
                 5619 DTC Parkway, 12th Floor
                 Englewood, CO 80111
                 Telecopy:  (303) 323-4213
                 Attention: Chief Executive Officer

                 with a copy to:
                 Chrisman, Bynum & Johnson, P.C.
                 1900 Fifteenth Street
                 Boulder, Colorado 80302
                 Telecopy:  (303) 449-5426
                 Attention: G. James Williams, Jr.

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                 if to Spider, to:

                 Spider Technologies, Inc.
                 5619 DTC Parkway, 12th Floor
                 Englewood, CO 80111
                 Telecopy:  (303) 323-4213
                 Attention: Chief Executive Officer

                 with a copy to:

                 E* Law Group
                 3555 West 110/th/ Place
                 Westminster, CO 80031
                 Telecopy:  (303) 410-0468
                 Attention: Jeremy W. Makarechian

All such notices, requests, consents and other communications shall be deemed to have been given when received.

          18.4.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          18.5.  Headings.  The headings of the sections of this Agreement have
                 --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          18.6.  Nouns and Pronouns.  Whenever the context may require, any
                 ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

          18.7   Dispute Resolution.  Any dispute concerning this agreement or
                 ------------------
its termination or amendment shall be resolved by arbitration in Denver, Colorado, pursuant to the rules and procedures of the American Arbitration Association. The decision in the arbitration proceeding shall be final and binding and shall not be subject to appeal. The arbitrator shall act strictly in accordance with Colorado law, as if a resolution of the dispute was being determined by a Colorado court. The arbitrator shall award attorneys fees and expert witness fees to the prevailing party on any claim. The arbitrator or arbitrators shall have no authority or jurisdiction to award punitive or exemplary damages, or treble damages which may be claimed under any legal theory. In connection with this agreement to resolve any dispute by arbitration, the parties agree to submit to personal jurisdiction in Denver, Colorado.

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          18.8.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Colorado without giving effect to the principles of conflicts of law.

          18.9.  Severability.   Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

          18.10. Rights of Third Parties.  Nothing in this Agreement, whether
                 -----------------------
express or implied, is intended or should be construed to confer or grant to any person, except the Intek Group and Spider and their respective assignees and successors, any claim, right, remedy, or privilege under, or because of, this Agreement or any provision of it.

          18.11. Assignment; Binding Effect.  A party to this Agreement (whether
                 --------------------------
by operation of law or otherwise) shall not assign its rights or delegate its duties, obligations, and responsibilities under this Agreement without advance written notice to the other party to this Agreement, and any assignment or delegation without advance written notice to the other party will be invalid and ineffective against the nonconsenting party. This Agreement is binding on, and inures to the benefit of, any successor or approved assignee of a party to this Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Tax Separation Agreement as of the date first above written.


                              INTEK INFORMATION, INC.



                              By: /s/ TIMOTHY C. O'CROWLEY
                                 -------------------------------
                              Its: Chairman / CEO
                                   -----------------------------


                              SPIDER TECHNOLOGY, INC.


                              By: /s/ TIMOTHY C. O'CROWLEY
                                 -------------------------------
                              Its:______________________________

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